EXHIBIT 99.1

OSI SYSTEMS REPORTS SECOND QUARTER

FISCAL 2017 FINANCIAL RESULTS

•	Q2 Revenue of $243 Million (23% increase over prior year)
•	Q2 Earnings Per Diluted Share
O	GAAP EPS of $0.25 (compared to $0.01 in same prior-year period)
O	Non-GAAP EPS of $0.68 (63% increase over prior year)

HAWTHORNE, Calif. — (GLOBE NEWSWIRE) — January 26, 2017—OSI Systems, Inc. (NASDAQ: OSIS) today announced financial results for the quarter ended December 31, 2016.

“Driven by growth in our Security division, we are pleased to announce strong fiscal second quarter results,” said Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer. “The integration and performance of American Science and Engineering (“AS&E”), which was acquired during our fiscal first quarter, has been quite positive and has contributed as expected to our solid results.”

The Company reported revenues of $243 million for the second quarter of fiscal 2017, an increase of 23% from the $197 million reported for the second quarter of fiscal 2016. Net income for the second quarter of fiscal 2017 was $4.8 million, or $0.25 per diluted share, compared to net income of $0.1 million, or $0.01 per diluted share, for the second quarter of fiscal 2016. Non-GAAP net income (excluding the impact of impairment, restructuring and other charges and acquired intangible assets, net of related tax impact thereof) for the second quarter of fiscal 2017 was $13.4 million, or $0.68 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2016 of $8.6 million, or $0.42 per diluted share.

For the six months ended December 31, 2016, the Company reported revenues of $463 million, an increase of 17% as compared to the same period a year ago. Net income in this period was $5.5 million, or $0.28 per diluted share, compared to net income of $10.9 million, or $0.53 per diluted share, in the same period a year ago. Non-GAAP net income for the six months ended December 31, 2016 was $22.1 million, or $1.12 per diluted share, compared to non-GAAP net income of $19.8 million, or $0.97 per diluted share, for the comparable period in the prior year.

During the quarter ended December 31, 2016, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was 1.0, and as of December 31, 2016 the Company's backlog (measured as quantifiable purchase orders or contracts for which revenues are expected to be recognized within the next five years) was $691 million as compared to $623 million as of June 30, 2016. During the second fiscal quarter, cash flow generated from operations was $20.1 million.

Mr. Chopra further stated, “Our Security division revenues increased 49% to a second quarter record of $140 million, of which $29 million was generated by our newly acquired AS&E business. Excluding the AS&E revenues, sales in our Security division increased 18% over sales in the same prior-year quarter. We leveraged this growth to significantly improve our year-over-year operating margin.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division continues to expand its profit margins as operational improvements, together with a more favorable product mix and a migration to more profitable customers, resulted in second quarter operating margin expansion.”

Mr. Chopra concluded, “Although we have made progress in many aspects of our Healthcare business, including a return to profitability, during our second fiscal quarter we continued to face challenges in our Healthcare division with year-over-year sales down 8%. We look forward to improvements in the second half of the fiscal year.”

Fiscal Year 2017 Outlook

The Company reiterates its fiscal 2017 sales guidance of $955 million - $990 million and its non-GAAP earnings guidance of $2.80 - $3.20 per diluted share. Actual sales and non-GAAP diluted earnings per share could vary from this guidance including as a result of the matters discussed under the “Forward-Looking Statements” section.

The Company’s fiscal 2017 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance on a forward-looking basis to GAAP diluted EPS, the most directly comparable GAAP measure, because it is unable to provide a meaningful or accurate compilation of reconciling items or certain information is not available. This is due primarily to year-over-year variability and the difficulty in making accurate forecasts and projections of impairment, restructuring and other charges and their related tax effects.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment, and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and six months ended December 31, 2015 and 2016 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges and the amortization of intangible assets acquired through business acquisitions, and their associated tax effects when applicable. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results excluding amounts management does not view as reflective of ongoing operating results when planning and forecasting and when assessing the performance of the business, and (iii) a meaningful comparison against results for past periods of results for current periods and guidance for future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP financial measures should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

OSI Systems, Inc. will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the second quarter of fiscal 2017. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until February 9, 2017. The replay can either be accessed through the Company’s website, www.osi-systems.com, or via telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '58688659’ when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. OSI combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems, Inc. or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections and similar expressions concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information regarding expected revenues, earnings and growth in fiscal 2017. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; AS&E integration and other AS&E-related risks; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

12525 Chadron Ave.

Hawthorne, CA 90250

Tel: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2016	December 31, 2016
Assets

Cash and cash equivalents	$104,370	$138,248
Accounts receivable, net	141,716	178,360
Inventories	273,288	283,788
Other current assets	35,944	52,179
Total current assets	555,318	652,575
Goodwill	122,819	242,951
Intangible assets	56,283	126,282
Other non-current assets	257,303	236,197
Total Assets	$991,723	$1,258,005

Liabilities and Stockholders' Equity

Bank lines of credit	$125,000	$349,000
Current portion of long-term debt	2,759	2,565
Accounts payable and accrued expenses	117,455	135,722
Other current liabilities	122,621	124,335
Total current liabilities	367,835	611,622
Long-term debt	6,054	4,921
Deferred income taxes	29,160	29,503
Other long-term liabilities	47,828	67,853
Total liabilities	450,877	713,899
Total stockholders’ equity	540,846	544,106
Total Liabilities and Stockholders’ Equity	$991,723	$1,258,005

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2016	2015	2016
Revenues	$197,339	$242,548	$397,389	$463,403
Cost of goods sold	129,275	159,953	261,354	312,721
Gross profit	68,064	82,595	136,035	150,682
Operating expenses:
Selling, general and administrative	43,141	51,544	83,534	95,097
Research and development	13,045	12,938	24,926	25,416
Impairment, restructuring and other charges	11,097	9,420	11,097	19,377
Total operating expenses	67,283	73,902	119,557	139,890
Income from operations	781	8,693	16,478	10,792
Interest expense and other, net	(623)	(1,981)	(1,417)	(3,139)
Income before income taxes	158	6,712	15,061	7,653
Provision for income taxes	50	1,879	4,148	2,143
Net income	$108	$4,833	$10,913	$5,510
Diluted earnings per share	$0.01	$0.25	$0.53	$0.28
Weighted average shares outstanding – diluted	20,386	19,653	20,427	19,620

UNAUDITED Segment Information

(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2016	2015	2016
Revenues – by Segment:
Security division	$93,720	$139,504	$190,130	$263,213
Healthcare division	55,548	51,110	107,013	96,760
Optoelectronics and Manufacturing division (including intersegment revenues)	60,560	60,601	123,108	117,555
Intersegment revenues eliminations	(12,489)	(8,667)	(22,862)	(14,125)
Total	$197,339	$242,548	$397,389	$463,403

Operating income (loss) – by Segment:
Security division	$2,534	$9,130	$15,169	$18,480
Healthcare division	3,380	801	6,318	(2,463)
Optoelectronics and Manufacturing division	3,192	5,525	8,753	10,175
Corporate	(7,903)	(6,802)	(13,105)	(15,815)
Eliminations	(422)	39	(657)	415
Total	$781	$8,693	$16,478	$10,792

Reconciliation of GAAP to Non-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2015		2016		2015		2016
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$108	$0.01	$4,833	$0.25	$10,913	$0.53	$5,510	$0.28
Impairment, restructuring and other charges	11,097	0.54	9,420	0.48	11,097	0.54	19,377	0.99
Amortization of acquired intangible assets	557	0.03	2,489	0.12	1,124	0.06	3,620	0.18
Tax benefit of above adjustments	(3,210)	(0.16)	(3,334)	(0.17)	(3,366)	(0.16)	(6,440)	(0.33)
Non-GAAP basis	$8,552	$0.42	$13,408	$0.68	$19,768	$0.97	$22,067	$1.12

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended December 31, 2015
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Net Sales		% of Net Sales		% of Net Sales			% of Net Sales
GAAP basis – operating income (loss)	$2,534	2.7%	$3,380	6.1%	$3,192	5.3%	$(8,325)	$781	0.4%
Impairment, restructuring and other charges:
Impairment of assets	5,888	6.3%	-	-	553	0.9%	2,300	8,741	4.4%
Employee termination costs	336	0.4%	-	-	206	0.3%	-	542	0.3%
Legal settlement and related costs	-	-	-	-	1,718	2.8%	-	1,718	0.9%
Other	76	0.1%	-	-	20	0.0%	-	96	0.0%
Subtotal	6,300	6.7%	-	-	2,497	4.1%	2,300	11,097	5.6%
Amortization of acquired intangible assets	202	0.2%	162	0.3%	193	0.3%	-	557	0.3%
Non-GAAP basis– operating income (loss)	$9,036	9.6%	$3,542	6.4%	$5,882	9.7%	$(6,025)	$12,435	6.3%

Three Months Ended December 31, 2016
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Net Sales		% of Net Sales		% of Net Sales			% of Net Sales
GAAP basis – operating income (loss)	$9,130	6.5%	$801	1.6%	$5,525	9.1%	$(6,763)	$8,693	3.6%
Impairment, restructuring and other charges:
Acquisition-related costs	85	0.1%	-	-	-	-	64	149	0.1%
Facility closure/ consolidation	3	0.0%	69	0.1%	24	0.0%	-	96	0.0%
Employee termination costs	7,657	5.5%	824	1.6%	266	0.4%	-	8,747	3.6%
Other	-	-	-	-	(67)	(0.1%)	495	428	0.2%
Subtotal	7,745	5.6%	893	1.7%	223	0.4%	559	9,420	3.9%
Amortization of acquired intangible assets	1,989	1.4%	139	0.3%	361	0.6%	-	2,489	1.0%
Non-GAAP basis– operating income (loss)	$18,864	13.5%	$1,833	3.6%	$6,109	10.1%	$(6,204)	$20,602	8.5%

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Six Months Ended December 31, 2015
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Net Sales		% of Net Sales		% of Net Sales			% of Net Sales
GAAP basis – operating income (loss)	$15,169	8.0%	$6,318	5.9%	$8,753	7.1%	$(13,762)	$16,478	4.1%
Impairment, restructuring and other charges:
Impairment of assets	5,888	3.1%	-	-	553	0.4%	2,300	8,741	2.2%
Employee termination costs	336	0.2%	-	-	206	0.2%	-	542	0.1%
Legal settlement and related costs	-	-	-	-	1,718	1.4%	-	1,718	0.4%
Other	76	0.0%	-	-	20	0.0%	-	96	0.0%
Subtotal	6,300	3.3%	-	-	2,497	2.0%	2,300	11,097	2.8%
Amortization of acquired intangible assets	410	0.2%	326	0.3%	388	0.3%	-	1,124	0.3%
Non-GAAP basis– operating income (loss)	$21,879	11.5%	$6,644	6.2%	$11,638	9.5%	$(11,462)	$28,699	7.2%

Six Months Ended December 31, 2016
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Net Sales		% of Net Sales		% of Net Sales			% of Net Sales
GAAP basis – operating income (loss)	$18,480	7.0%	$(2,463)	(2.5%)	$10,175	8.7%	$(15,400)	$10,792	2.3%
Impairment, restructuring and other charges:
Impairment of assets	5,332	2.0%	86	0.1%	-	-	-	5,418	1.2%
Acquisition-related costs	810	0.3%	-	-	-	-	3,213	4,023	0.9%
Facility closure/ consolidation	179	0.1%	69	0.1%	24	0.0%	-	272	0.1%
Employee termination costs	7,807	3.0%	1,080	1.1%	331	0.3%	-	9,218	2.0%
Other	7	0.0%	-	-	(67)	(0.1%)	506	446	0.1%
Subtotal	14,135	5.4%	1,235	1.3%	288	0.2%	3,719	19,377	4.2%
Amortization of acquired intangible assets	2,589	1.0%	304	0.3%	727	0.6%	-	3,620	0.8%
Non-GAAP basis– operating income (loss)	$35,204	13.4%	$(924)	(1.0%)	$11,190	9.5%	$(11,681)	$33,789	7.3%